UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2022

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2022 (the “Closing Date”), Restoration Hardware, Inc. (“RHI”), a wholly-owned subsidiary of RH, entered into a 2022 Incremental Amendment (the “2022 Incremental Amendment”) with Bank of America, N.A., as administrative agent (in such capacity, the “Term Agent”) and lender, amending the Term Loan Credit Agreement, dated as of October 20, 2021 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the 2022 Incremental Amendment, the “Amended Credit Agreement”), by and among RHI as the borrower, the lenders party thereto and the Term Agent. Pursuant to the terms of the 2022 Incremental Amendment, RHI incurred incremental term loans (the “2022 Incremental Term Debt”) in an aggregate principal amount equal to $500,000,000 with a maturity date of October 20, 2028. The 2022 Incremental Term Debt constitutes a separate class from the existing term loans under the Existing Credit Agreement.

The 2022 Incremental Term Debt bears interest at an annual rate based on the Secured Overnight Financing Rate (“SOFR”) plus a credit spread adjustment of 0.10% plus an interest rate margin of 3.25% subject to a 0.50% SOFR floor. At the Closing Date, the rate was set at 0.78% plus the credit spread adjustment of 0.10% plus 3.25% and the 2022 Incremental Term Debt was issued at a discount of 5.0% to face value.

Proceeds of the 2022 Incremental Term Debt are expected to be used for general corporate purposes.

The obligations under the 2022 Incremental Term Debt are equally and ratably guaranteed by the same guarantors guaranteeing the obligations under the Existing Credit Agreement and equally and ratably secured by the same security interest securing the obligations under the Existing Credit Agreement.

The 2022 Incremental Term Debt may be prepaid in whole or in part at any time, subject to a prepayment premium of 1.0% in the event the facility is prepaid or repriced within the twelve months following the closing date of the 2022 Incremental Amendment.

Other than the terms relating to the 2022 Incremental Term Debt, the terms of the Amended Credit Agreement remain substantially the same as the terms of the Existing Credit Agreement, including representations and warranties, covenants and events of default.

The above description is a summary of certain terms of the 2022 Incremental Amendment and the Amended Credit Agreement and is qualified in its entirety by reference to the 2022 Incremental Amendment and the Amended Credit Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 17, 2022, the Company issued a press release regarding the closing of the 2022 Incremental Term Debt. The full text of the press release is furnished hereto as Exhibit 99.1.

The information furnished with this report under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Warrant Termination Agreements

As disclosed on April 13, 2022, (i) RH (the “Company”) entered into partial unwind agreements, with certain financial institutions (collectively, the “Initial Warrant Counterparties”), relating to a portion of certain warrant transactions (collectively, the “Partial Warrant Termination Agreements”) that were previously entered into by the Company with such Initial Warrant Counterparties and certain other financial institutions (collectively, the “Warrant Counterparties”) in connection with RH’s issuance of its 0.00% convertible notes due in 2023 (the “2023 Notes”) and its 0.00% convertible notes due in 2024 (the “2024 Notes” and together with the 2023 Notes, the “Convertible Notes”) with respect to a total of 1,200,000 warrants (the “Initial Repurchased Warrants”) consisting of 600,000 of the warrants entered into with respect to the 2023 Notes (the “2023 Note Warrants”) and 600,000 of the warrants entered into with respect to the 2024 Notes (the “2024 Note Warrants” and together with the 2023 Note Warrants, the “Note Warrants”), and (ii) the Company entered into additional unwind agreements with the Warrant Counterparties as of April 14, 2022, providing for the termination of the remainder of all outstanding Note Warrants (collectively, the “Remaining Warrant Termination Agreements”) consisting of 1,129,940 outstanding 2023 Note Warrants and 1,055,640 outstanding 2024 Note Warrants (collectively, the “Remaining Repurchased Warrants”).

Convertible Bond Hedge Unwind Transactions

As previously disclosed, the Company and the entities constituting the Warrant Counterparties (the “Bond Hedge Counterparties”) also entered into agreements (the “Bond Hedge Termination Agreements”) as of April 14, 2022, providing for the termination of all of the convertible note hedges previously entered into in connection with the issuance of the Convertible Notes.

Convertible Note Repurchases

As disclosed on April 14, 2022, the Company entered into individual privately negotiated transactions (the “Note Repurchase Agreements”) to repurchase a portion of its outstanding Convertible Notes. The Company completed the transactions under the Note Repurchase Agreements on May 3, 2022. An aggregate principal amount of approximately $101 million of Convertible Notes will remain outstanding following the completion of the Note Repurchases, consisting of approximately $20 million in aggregate principal amount of 2023 Notes and $81 million in aggregate principal amount of 2024 Notes.

Aggregate Net Cash Payment by the Company

As a result of the Bond Hedge Termination Agreements, all convertible note hedges entered into in connection with the issuance of the Convertible Notes have been terminated including convertible note hedges with respect to any Convertible Notes that remain outstanding.

As a result of the Remaining Warrant Termination Agreements, all Note Warrants entered into in connection with the issuance of the Convertible Notes have been terminated including Note Warrants with respect to any Convertible Notes that remain outstanding.

The foregoing transactions have all been completed and closing payments have been made. In aggregate, the Company has expended a net total amount of approximately $480 million in cash (inclusive of expenses) to achieve (i) the repurchase of $180 million in aggregate principal balance of Convertible Notes, (ii) the termination of all of the Note Warrants including both the Initial Repurchased Warrants as previously disclosed and the Remaining Repurchased Warrants, and (iii) the termination of all of the convertible note hedges in connection with the Convertible Notes (including terminating all Note Warrants and convertible note hedges in connection with the approximately $101 million in aggregate principal amount of Convertible Notes that will remain outstanding).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning the terms and conditions of the 2022 Incremental Amendment and the Amended Credit Agreement, the potential cost of capital made available to RH subsidiaries under such Amended Credit Agreement, the interest rate associated with the 2022 Incremental Term Debt, the length of time the 2022 Incremental Term Debt may remain outstanding, the potential use of proceeds of the 2022 Incremental Term Debt, the covenants and restrictions contained in the Amended Credit Agreement and the ability of the loan parties to maintain compliance with the terms and conditions of the Amended Credit Agreement, from time to time. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “if,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks and uncertainties relating to the aggregate overall level of indebtedness that we incur, the terms and conditions of any debt financing including the 2022 Incremental Amendment, risks and uncertainties concerning the use of proceeds with respect to any debt financing including the 2022 Incremental Amendment, risks and uncertainties related to our decisions regarding the allocation and uses of capital, risks and uncertainties related to fluctuations in interest rates, risks and uncertainties concerning whether the financial performance of the Company meets expectations, risks and uncertainties concerning any other transactions relating to the remaining balance of the Convertible Notes, and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us on this Current Report on Form 8-K speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	2022 Incremental Amendment, dated as of May 13, 2022, by and between Restoration Hardware, Inc., as the borrower, and Bank of America, N.A., as administrative agent and lender.

10.2

Term Loan Credit Agreement, dated as of October 20, 2021, as amended by the 2022 Incremental Amendment, dated as of May 13, 2022, by and among Restoration Hardware, Inc., as the borrower, the lenders party thereto and Bank of America, N.A., as administrative and collateral agent.

99.1	Press Release dated May 17, 2022 announcing the completion of the 2022 Incremental Term Debt financing.

104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2022	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer